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                                                                   Exhibit 10.12



                                BACK-UP AGREEMENT

     Agreement made this 30th day of April, 1996, by and between the Iowa Farm Bureau Federation (the "Federation") and FBL Financial Group, Inc. ("FBL"), as follows:

1. FBL has approved a Plan of Recapitalization (the "Plan"), pursuant to which FBL intends, and hereby agrees, to offer to the Class A Common Stockholders of FBL the right to exchange shares of Class A Common Stock of FBL for shares of Series A Cumulative Voting Preferred Stock ("Series A Preferred Stock") of FBL, on a share for share basis, pursuant to the terms of an exchange offer
(the "Exchange Offer"). 5,000,000 shares of Series A Preferred Stock in the aggregate will be offered for exchange pursuant to the Exchange Offer and each holder of Class A Common Stock of FBL at the close of business on the date of adoption of the Plan (the "record date") will be entitled to accept the Exchange Offer with respect to that number of shares that bears the same percentage relationship to the total number of shares of Class A Common Stock owned by such stockholder on the Record Date as 5,000,000 bears to the total number of shares of Class A Common Stock outstanding on the Record Date.

2. The Federation hereby agrees to exchange shares of its Class A Common Stock of FBL for all shares of Series A Preferred Stock offered to it pursuant to the Exchange Offer, and, in addition, to exchange one additional share of its Class A Common Stock of FBL for each share of Series A Preferred Stock offered to other shareholders of FBL pursuant to the Exchange Offer, and not accepted by such other shareholders in accordance with the terms of the Exchange Offer at the expiration of the Exchange Offer.

3. The closing of the Exchange Offer shall occur at the offices of FBL or such other place as FBL may specify in conjunction with the closing of the sale by certain holders of Class A Common Stock of FBL to the underwriters in connection with the initial public offering of Class A Common Stock of FBL. This agreement and the obligations hereunder shall terminate if the closing of the sale of Class A Common Stock of FBL to the underwriters in connection with the initial public offering of Class A Common Stock of FBL has not occurred on or before September 30, 1996.

IN WITNESS WHEREOF THE PARTIES HERETO HAVE EXECUTED AND DELIVERED THIS AGREEMENT ON DATE FIRST ABOVE WRITTEN.


FBL Financial Group, Inc.                    Iowa Farm Bureau Federation


By: /s/ Stephen M. Morain                    By: /s/ Eugene A. Maahs
   --------------------------                   --------------------------
    STEPHEN M. MORAIN                           EUGENE A. MAAHS
    SR. VICE PRESIDENT AND                      EXECUTIVE DIRECTOR AND
      GENERAL COUNSEL                             SECRETARY-TREASURER